Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249058

PROSPECTUS SUPPLEMENT

(To prospectus dated September 25, 2020)

Lincoln National Corporation

$300,000,000 3.400% Senior Notes due March 1, 2032

We are offering $300,000,000 aggregate principal amount of our 3.400% Senior Notes due March 1, 2032 (the “notes”). Interest on the notes will accrue from March 1, 2022. The notes will bear interest at a rate of 3.400% per year and will mature on March 1, 2032.

We will pay interest on the notes semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2022.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured unsubordinated indebtedness.

We may, at our option, redeem the notes, in whole or in part, at any time and from time to time, at the redemption price described in “Description of Notes—Optional Redemption of the Notes.”

The notes are not savings accounts, deposits or other obligations of a bank or non-bank subsidiary of Lincoln National Corporation. They are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts	Proceeds to us, before expenses
Per note	99.815%	0.650%	99.165%
Total	$299,445,000	$1,950,000	$297,495,000

(1)	Plus accrued interest, if any, on the notes from and including March 1, 2022, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Bank, société anonyme or Euroclear Bank S.A./N.V., as the case may be, on or about March 1, 2022 against payment therefor in immediately available funds.

Joint Book-Running Managers

Wells Fargo Securities	BNP PARIBAS	Goldman Sachs & Co. LLC

Co-Manager

Siebert Williams Shank

February 23, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “LNC,” “we,” “us,” and “our” or similar terms are to Lincoln National Corporation and not to its subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, statements made, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•

The continuation of the COVID-19 pandemic, or future outbreaks of COVID-19, and uncertainty surrounding the length and severity of future impacts on the global economy and on our business, results of operations and financial condition;

•	Further deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels and claims experience;

•

Adverse global capital and credit market conditions that may affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•	The inability of our subsidiaries to pay dividends to the holding company in sufficient amounts, which could harm the holding company’s ability to meet its obligations;

•

Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries’ products; the required amount of reserves and/or surplus; our ability to conduct business and our captive reinsurance arrangements as well as restrictions on the payment of revenue sharing and 12b-1 distribution fees;

•	The impact of U.S. federal tax reform legislation on our business, earnings and capital;

•

The impact of Regulation Best Interest or other regulations adopted by the SEC, the Department of Labor or other federal or state regulators or self-regulatory organizations relating to the standard of care owed by investment advisers and/or broker-dealers that could affect our distribution model;

•	Actions taken by reinsurers to raise rates on in-force business;

•	Further declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits and demand for our products;

•

Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•	The impact of the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the regulation of derivatives transactions;

•	The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as: adverse actions related to present or past business practices common in

S-iii

businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•

A decline or continued volatility in the equity markets causing a reduction in the sales of our subsidiaries’ products; a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products; an acceleration of the net amortization of deferred acquisition costs (“DAC”), value of business acquired (“VOBA”), deferred sales inducements (“DSI”) and deferred front-end loads (“DFEL”); and an increase in liabilities related to guaranteed benefit features of our subsidiaries’ variable annuity products;

•

Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•

A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries’ products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•

Changes in accounting principles that may affect our business, results of operations and financial condition, including the pending implementation of FASB ASU 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts;

•

Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•

Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•

Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain financial assets, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on financial assets;

•

Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems, including from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;

•

The inability to realize or sustain the benefits we expect from, greater than expected investments in, and the potential impact of efforts related to, our strategic initiatives, including the Spark Initiative;

•	The adequacy and collectability of reinsurance that we have obtained;

•	Future pandemics, acts of terrorism, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;

•

Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•	The unknown effect on our subsidiaries’ businesses resulting from evolving market preferences and the changing demographics of our client base; and

•	The unanticipated loss of key management, financial planners or wholesalers.

The risks and uncertainties included here are not exhaustive. Other sections of this prospectus supplement, including “Risk Factors” beginning on page S-4, our Annual Report on Form 10-K for the year ended

S-iv

December 31, 2021, and other reports that we file with the SEC, include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

S-v

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-249058) with respect to the securities that we are offering through this prospectus supplement and the accompanying base prospectus. This registration statement, together with all amendments, exhibits and documents incorporated by reference, is referred to as the “registration statement.” This prospectus supplement does not contain all of the information included in the registration statement. Certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement.

S-vi

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering will automatically update information in this prospectus supplement and the accompanying base prospectus.

We incorporate by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•

those portions of our Proxy Statement for our 2021 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020; and

•

any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus supplement and the accompanying prospectus.

S-vii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in our notes. You should read carefully this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision to purchase our notes, especially the risks of investing in our notes discussed in the section entitled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

For the latest financial statements of LNC, a detailed description of LNC’s business, management’s discussion and analysis of LNC’s financial condition and results of operations, and other important information concerning LNC, please refer to our Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. For more information, see “Documents Incorporated by Reference” in this prospectus supplement.

LNC

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments:

•	Annuities;

•	Retirement Plan Services;

•	Life Insurance; and

•	Group Protection.

We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

The Offering

Issuer	Lincoln National Corporation.

Securities Offered	$300,000,000 aggregate principal amount of 3.400% Senior Notes due March 1, 2032.

Denominations	The notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

Maturity Date	The notes will mature on March 1, 2032.

Interest	Interest on the notes will accrue from March 1, 2022 until maturity at 3.400% per year.

We will pay interest on the notes semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2022, to the person in whose name such notes are registered at the close of business on the immediately preceding February 15 or August 15. Interest on the notes will be calculated using a 360-day year comprised of twelve 30-day months.

Further Issuances	The aggregate principal amount of the notes issued on the issue date will be $300,000,000.

We may, without the consent of any then-existing holders of the notes, “reopen” a series of notes and issue an unlimited principal amount of additional notes in the future. Provided that such additional notes are fungible for U.S. federal income tax purposes with any then-existing notes, these additional notes will be deemed part of the same series as the notes offered hereby.

Use of Proceeds	We estimate that, after deducting the underwriting discounts and estimated expenses payable by us, our net proceeds from this offering will be approximately $296.3 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of debt on or prior to its maturity.

Indenture	The notes will be issued under an indenture between us and The Bank of New York Mellon, as indenture trustee.

Ranking	The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future unsecured unsubordinated indebtedness.

As of December 31, 2021, our consolidated indebtedness aggregated approximately $6.6 billion. See “Capitalization.”

The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by us, which will rank equally to the notes. We expect from time to time to incur additional indebtedness constituting senior indebtedness. In addition, the indenture does not limit our ability to grant security interests over our assets.

Optional Redemption	Prior to December 1, 2031 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (	a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 1	00% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” has the meaning set forth below in “Description of Notes—Optional Redemption of the Notes.”

Form	The notes will be represented by global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, referred to as “DTC.” Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

Trustee and Principal Paying Agent	The Bank of New York Mellon.

Delivery and Clearance	We will deposit the global securities representing the notes with DTC in New York. You may hold an interest in the notes through DTC, Clearstream Bank, société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Governing Law	The State of New York.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider carefully before investing in the notes.

RISK FACTORS

Your investment in the notes involves risks. You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our financial statements and the notes thereto, before making an investment decision. For a discussion of the risks related to our business, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus supplement. The risks and uncertainties described below and incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of the notes could decline substantially.

We Operate Through Our Subsidiaries and, as a Result, the Notes will Effectively be Subordinated to the Liabilities of Our Subsidiaries.

We are a holding company operating primarily through our insurance subsidiaries, and our primary assets are our equity interests in those subsidiaries. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries and your consequent right to participate in those assets, is subject to the claims of such subsidiary’s creditors. Accordingly, our obligations, including the notes, are effectively subordinated to all existing and future indebtedness and other liabilities, including insurance policy-related liabilities, of our subsidiaries, other than any such obligations guaranteed on a senior basis by our subsidiaries. As of December 31, 2021, our subsidiaries had approximately $152.7 billion of outstanding liabilities that effectively rank and would effectively rank senior to our current and future senior debt securities. Our subsidiaries may incur further indebtedness in the future. The notes are exclusively obligations of LNC. Our subsidiaries are not guarantors of the notes and have no obligation to pay any amounts due on the notes. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. The notes are unsecured.

We and Our Subsidiaries May Incur Additional Indebtedness that May Adversely Affect Our Ability to Meet Our Financial Obligations Under the Notes.

The terms of the indenture and the notes do not limit the incurrence by us or our subsidiaries of indebtedness. We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the notes. Furthermore, our ability to obtain additional financing for the repayment of the notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries and the ratings of our notes.

We May Be Unable to Repay the Notes if Our Subsidiaries are Unable to Pay Dividends or Make Advances to Us.

At maturity, the entire outstanding principal amount of the notes will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary. We, as a holding company, are dependent upon dividends from our subsidiaries to enable us to service our outstanding debt, including the notes. For more information, see “—Liquidity and Capital Position—Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations” in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

An Active Trading Market for the Notes May Not Develop.

The notes are a new issue of securities for which there is currently no public market. Any trading of any of the notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop for the notes, the liquidity and trading prices for the notes may be harmed.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If the underwriters cease to act as a market maker for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop. We cannot assure you that you will be able to sell your notes at favorable prices or at all.

A Downgrade, Suspension or Withdrawal of the Rating Assigned by a Rating Agency to the Notes, if any, Could Cause the Liquidity or Market Value of the Notes to Decline Significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any changes in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the notes.

The notes will be rated by S&P Global Ratings, Moody’s Investors Service, Inc. and/or Fitch Ratings. There can be no assurance that these ratings will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. For more information, see “—Liquidity and Capital Position—A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings” in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

We Have Made Only Limited Covenants in the Indenture, which May Not Protect Your Investment if We Experience Significant Adverse Changes in Our Financial Condition or Results of Operations.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•

limit our ability or the ability of any of our subsidiaries to incur additional indebtedness, including indebtedness that is equal in right of payment to the notes or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of our subsidiaries; or

•	limit the aggregate principal amount of senior debt securities that may be issued.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the notes could negatively affect the value of the notes.

USE OF PROCEEDS

We estimate that, after deducting the underwriting discounts and estimated expenses payable by us, our net proceeds from this offering will be approximately $296.3 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of debt on or prior to its maturity.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2021:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the receipt of estimated net proceeds of approximately $296.3 million in this offering.

The following data is qualified in its entirety by, and should be read in conjunction with, our audited annual consolidated financial statements and notes thereto incorporated in this prospectus supplement by reference.

	As of December 31, 2021
	Actual	As Adjusted
Short-Term Debt
4.20% notes, due 2022	$300	$300

Total short-term debt	$300	$300

Long-Term Debt, Excluding Current Portion
Senior indebtedness:
3.400% notes, due 2032 offered hereby (1)	$—	300
4.00% notes, due 2023(2)	500	500
LIBOR + 87.5 bps term loan, due 2024(3)(4)	250	250
3.35% notes, due 2025(2)	300	300
3.625% notes, due 2026(2)	400	400
3.80% notes, due 2028(2)	500	500
3.05% notes, due 2030(2)	500	500
3.40% notes, due 2031(2)	500	500
6.15% notes, due 2036(2)	243	243
6.30% notes, due 2037(2)	375	375
7.00% notes, due 2040(2)	500	500
4.35% notes, due 2048(2)	450	450
4.375% notes, due 2050(2)	300	300

Total senior indebtedness	4,818	5,118
Subordinated notes:
LIBOR + 236 bps, due 2066(3)(4)(5)	562	562
LIBOR + 204 bps, due 2067(3)(4)(5)	433	433

Total subordinated notes	995	995
Capital securities:
LIBOR + 236 bps, due 2066(4)(5)	160	160
LIBOR + 204 bps, due 2067(4)(5)	58	58

Total capital securities	218	218
Unamortized premiums (discounts)	(6)	(6)
Unamortized debt issuance costs	(35)	(35)
Unamortized adjustments from discontinued hedges	356	356
Fair value hedge on interest rate swap agreements	(21)	(21)

Total long-term debt	6,325	6,625

Total debt	$6,625	$6,925

Stockholders’ Equity
Common stock	$4,735	4,735
Retained earnings	9,096	9,096
Accumulated other comprehensive income (loss)	6,441	6,441

Total stockholders’ equity	20,272	20,272

Total capitalization	$26,897	$27,197

(1)	We may redeem the notes at our option on the terms described herein. See “Description of Notes––Optional Redemption.”
(2)

We have the option to repurchase the outstanding notes by paying the greater of 100% of the principal amount of the notes to be redeemed or the make-whole amount (as described in the applicable security), plus in each case any accrued and unpaid interest as of the date of redemption.

(3)	Contains benchmark transition provisions that will allow us to determine the interest rate payable based on a new reference rate once LIBOR is unavailable.
(4)	See Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of risks related to the elimination of LIBOR.
(5)	To hedge the variability in rates, we purchased interest rate swaps to lock in a fixed rate of approximately 5% over the remaining terms of the subordinated notes and capital securities.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the caption “Description of Securities We May Sell—Senior and Subordinated Debt Securities” in the accompanying base prospectus.

The following summary of the terms and provisions of the notes does not describe every aspect of the notes and the indenture and is subject to, and qualified in its entirety by, all the provisions of the indenture and the notes, including definitions of certain terms used in the indenture and the notes. You should read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

General

The notes will be issued under an indenture, dated as of March 10, 2009, as supplemented by a first supplemental indenture, dated as of August 18, 2020, in each case, between us and The Bank of New York Mellon, as trustee (as so supplemented, the “indenture”). The notes will mature on March 1, 2032.

The aggregate principal amount of the notes issued on the issue date will be $300,000,000.

We may, without the consent of any then-existing holders of a series of notes, “reopen” a series of notes and issue an unlimited principal amount of additional notes in the future. Provided that such additional notes of a series are fungible for U.S. federal income tax purposes with any then-existing notes of the same series, these additional notes will be deemed part of the same series as the existing series of notes and the new notes offered hereby.

Unless previously redeemed or purchased and cancelled, we will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal and interest on the notes in U.S. dollars.

The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future unsecured unsubordinated obligations. The indenture does not limit the aggregate principal amount of senior debt securities that may be issued.

The notes will be redeemable by us at any time prior to maturity as described below.

The notes will not be subject to a sinking fund. The notes will be issued in fully registered book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee, as further described below.

The provisions of the indenture relating to defeasance, which are described under the caption “Description of the Securities We May Sell—Senior and Subordinated Debt Securities—Defeasance and Covenant Defeasance” in the accompanying base prospectus, will apply to the notes.

If the scheduled maturity date of the notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date.

Interest

The notes will bear interest at a rate of 3.400% per year. Interest on the notes will accrue from March 1, 2022 or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date.

We will make interest payments semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2022, to the person in whose name such notes are registered at the close of business on the immediately preceding February 15 or August 15. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date.

Optional Redemption of the Notes

Prior to December 1, 2031 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Regarding the Trustee

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. In particular, the trustee is a lender in our $2.5 billion credit facility. The Bank of New York Mellon Trust Company, N.A. also maintains other various relationships with us and some of our affiliates.

Book-Entry System

Upon issuance, the notes will be represented by fully registered global certificates, each of which we refer to as a “global security.” Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interest in the notes held by DTC through Clearstream Bank, société anonyme, referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such note for all purposes under the indenture or other governing documents. Except as provided below, the actual owners of the notes represented by a note, referred to as the “beneficial owner,” will not be entitled to have the notes represented by such note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the registered owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if such person is not a participant of DTC, referred to as a “participant,” on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that LNC requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depository for the notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Global securities will be issued for the notes, in the aggregate principal amount of the notes, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC, referred to as “direct participants,” include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, referred to as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that the use of the book-entry system for the notes is discontinued or other limited circumstances that may be provided in the indenture.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to LNC as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the notes will be made in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from LNC or the applicable agent, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable agent or LNC, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of LNC or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to LNC or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, offered security certificates are required to be printed and delivered. LNC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations, referred to as “Clearstream participants,” and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for the notes. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, collectively referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If and to the extent this prospectus supplement with respect to any of the notes indicates that investors may elect to hold interests in the notes through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations that may be relevant to U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as “Holders”) with respect to the ownership and disposition of the notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change (possibly with retroactive effect), and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion applies only to beneficial owners who purchase notes for cash pursuant to this offering at the offer price indicated on the cover page of this prospectus supplement and hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of the notes. In addition, this discussion does not describe any tax consequences of the ownership or disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state or local tax consequences. We believe, and this discussion assumes, that the notes will be treated as debt instruments for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or status or the U.S. federal income tax consequences that may be relevant to Holders subject to special rules under the U.S. federal income tax laws, such as banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, dealers or traders in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities holdings, Holders subject to the alternative minimum tax, a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar, Holders of notes being required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement,” entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, controlled foreign corporations, passive foreign investment companies, U.S. Holders holding the notes through non-U.S. brokers or other intermediaries, non-U.S. trusts and estates that have U.S. beneficiaries, individual retirement and other tax-deferred accounts, real estate investment trusts, pass-through entities, certain former citizens or long-term residents of the United States subject to U.S. federal income tax as expatriates, persons holding the notes through a “hybrid entity,” or persons holding the notes as a hedge against currency risks, as a position in a “straddle” or as part of a “wash sale,” “hedging,” “conversion,” “constructive sale,” or other “integrated” transaction for tax purposes. This discussion does not address the tax considerations that may be relevant to subsequent purchasers of the notes.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the U.S. federal income tax treatment of a partner in the partnership or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. Thus, persons who for U.S. federal income tax purposes are treated as partners in a partnership or equity interest owners of another entity treated as a partnership holding any of the notes should consult their own tax advisors.

Under certain circumstances, we will be discharged from any and all obligations in respect of the indenture. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, and local tax consequences of such a discharge.

As described above in “Description of Notes—Optional Redemption of the Notes,” the terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a Holder recognizes in advance of the payment of such excess or accelerated amounts, if, in the aggregate, there is only a remote chance as of the date the notes are issued that such payments will be made or if such payments are considered to be incidental. We intend to take the position that the likelihood that such payments will be made is remote or that such payments are incidental, in each case, within the meaning of the applicable Treasury Regulations and therefore the notes do not constitute contingent payment debt instruments. The remainder of this discussion assumes that this position will be respected. Our position that the notes do not constitute contingent payment debt instruments is binding on a Holder unless such Holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS. Although not entirely clear, if the IRS were to challenge this position successfully, a Holder might be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and (2) treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the timing, amount and/or character of the income or loss recognized by a Holder. Prospective investors should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELEVANT TO U.S. AND NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

U.S. Holders of the Notes

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note offered hereby that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Interest on the Notes. It is expected, and this discussion assumes, that the offering price of the notes will be at least equal to the stated principal amount or, if the offering price is less than the stated principal amount, the difference will be less than a de minimis amount of original issue discount for U.S. federal income tax purposes (as set forth in the applicable Treasury regulations). Accordingly, payments of stated interest on a note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note offered hereby (collectively, a “Disposition”), a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such Disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be taxable as ordinary interest income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. Holder paid for the note. Any gain or loss recognized on the Disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the Disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting generally will apply to certain payments of interest on the notes and to payments of the proceeds of a Disposition of a note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient. In general, a U.S. Holder may be subject to U.S. federal backup withholding (currently at a rate of 24%) on such payments on the notes and the proceeds of a Disposition of a note if such U.S. Holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder’s correct taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Non-U.S. Holders of the Notes

As used in this discussion, the term “non-U.S. Holder” means a beneficial owner of a note offered hereby that is not, for U.S. federal income tax purposes, a U.S. Holder as defined above, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Interest on the Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” and “—Foreign Account Tax Compliance Act,” payments of interest on the notes to a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (or, if required under an applicable income tax treaty, such payments are not attributable to a permanent establishment maintained by such non-U.S. Holder in the United States);

•

the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

•	the non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

either (i) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address and renews the certificate periodically as required by the Treasury Regulations, or (ii) a financial institution that holds the notes on behalf of the non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. Holder does not satisfy the requirements of the “portfolio interest exemption” described above, payments of interest on the notes made to such non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty), unless such interest is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. Holder in the United States) and such non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. Holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable. Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. Holder that is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-U.S. Holder in the United States) generally will not be subject to the U.S. federal withholding tax discussed above, provided that the non-U.S. Holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. Holder were a United States Person as defined under the Code, unless an applicable income tax treaty provides otherwise. A non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Disposition of Notes. Subject to the discussions below under “—Backup Withholding, Information Reporting and Other Reporting Requirements,” and “—Foreign Account Tax Compliance Act,” generally, any gain realized on the Disposition of a note by a non-U.S. Holder (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, generally will be treated as described under “—Non-U.S. Holder of the Notes—Interest on the Notes”) will not be subject to U.S. federal income or withholding tax unless: (i) such gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. Holder in the United States), in which event such gain generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. Holder were a U.S. person, or (ii) such non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the Disposition and certain other conditions are met, in which event such gain (net of certain U.S.-source capital losses, if any, of the non-U.S. Holder) generally will be subject to U.S. federal income tax at a 30% flat rate (or such lower rate as may be specified under an applicable income tax treaty).

Backup Withholding, Information Reporting and Other Reporting Requirements. U.S. backup withholding tax (currently at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. Holder generally will be exempt from backup withholding if the non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, or otherwise establishes an exemption.

In addition, we must report annually to the IRS and to each non-U.S. Holder the amount of interest paid to such non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. Holder resides or is established under the provisions of an applicable tax treaty or agreement with those tax authorities.

Under Treasury Regulations, the payment of proceeds from the Disposition of a note by a non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. Holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E, or other applicable IRS Form W-8 (or successor form), as applicable, certifying such non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the Disposition of a note by a non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding), unless such non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8 (or successor form), as applicable, certifying such non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the Disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. Holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code, Treasury Regulations and administrative guidance thereunder (such provisions, regulations and administrative guidance collectively referred to as “FATCA”), a U.S. federal withholding tax at a rate of 30% generally is imposed on any U.S.-source interest on a note paid to (i) a “foreign financial institution” (as defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) certain other foreign entities unless such entity provides the applicable withholding agent with a certification identifying its direct and indirect “substantial United States owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of this FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above or whether the payee is a beneficial owner or intermediary with respect to the payment. Under certain circumstances, a non-U.S. Holder may be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the notes.

THE FOREGOING DISCUSSION DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT FROM THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account (“IRA”), Keogh plan or other retirement plan, account or arrangement, or a “plan,” to acquire or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or under any other applicable federal, state, local or non-U.S. or other laws, rules or regulations that are similar to the provisions of ERISA or Section 4975 of the Code, or “Similar Laws.”

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, “Plans,” from engaging in certain transactions involving “Plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Such parties in interest or disqualified persons could include, without limitation, LNC, the underwriters or any of their respective affiliates. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under Similar Laws. The acquisition or holding of the notes by or on behalf of a Plan with respect to which LNC, the underwriters or any of their respective affiliates are or become a party in interest or a disqualified person may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the notes are acquired or held pursuant to and in accordance with an applicable exemption. Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “Plan assets” by reason of any Plan’s investment in the entity or any person investing “Plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed by its acquisition of the notes to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser disposes of its interest in the notes, either (i) such purchaser and holder is not acquiring or holding the notes with “plan assets” of any Plan or the assets of any governmental plan, church plan or non-U.S. plan, or (ii) (A) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws, and (B) neither LNC nor any of its affiliates, and with respect to the initial public offering, neither the underwriters nor any of their affiliates, is acting as a fiduciary (within the meaning of Section 3(21) of ERISA or within the meaning of any Similar Laws) in connection with the purchase or holding of the notes and has not provided any advice concerning the purchase or holding of the notes.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with “Plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or other applicable exemption or basis on which the acquisition or holding will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser or holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated February 23, 2022, between us and Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Goldman Sachs & Co. LLC, as representatives of the underwriters, the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to each of the underwriters, the respective aggregate principal amount listed opposite their name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$135,000,000
BNP Paribas Securities Corp.	79,500,000
Goldman Sachs & Co. LLC	79,500,000
Siebert Williams Shank & Co., LLC	6,000,000

Total	$300,000,000

Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then the underwriters are committed to purchase all of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes. Any such securities dealers may resell any notes to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page hereof after deducting the underwriting discounts, but before deducting our expenses in offering the notes. We estimate that the total expenses of this offering, including registration and filing fees, printing fees, rating agency, trustee and legal and accounting fees, but excluding the underwriting discounts, will be approximately $1.2 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

These activities, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We expect that delivery of the notes will be made against payment therefor on or about the closing date of this offering specified on the cover page of this prospectus supplement, which is four business days following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes on the date of pricing or the following business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade their notes on the date of pricing or the following business day should consult their own advisor.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. As part of our ordinary course of business, we enter into bilateral open derivative transactions with certain of the underwriters. In addition, the underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	“retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

“offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:

(a)	“retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”);

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and

(b)

“offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes.

The prospectus supplement and the accompanying base prospectus may only be communicated or caused to be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply. Accordingly, this prospectus supplement and the accompanying base prospectus are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying base prospectus or any of their contents.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

VALIDITY OF NOTES

The validity of the notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz and for the underwriters by Sullivan & Cromwell LLP. Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC, as to matters of Indiana law.

EXPERTS

The consolidated financial statements of Lincoln National Corporation appearing in its Annual Report on Form 10-K (including schedules appearing therein) for the year ended December 31, 2021, and the effectiveness of Lincoln National Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depository Shares

Stock Purchase Units

We will provide you with more specific terms of these securities in supplements to this prospectus. The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

By this prospectus, we or the selling securityholders may offer, from time to time, the securities described in this prospectus separately or together in any combination.

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us and the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, as applicable, and we and the selling securityholders may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, we or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other sale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we may offer. Each time we, or the selling securityholders, sell securities, we and, if applicable, the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

We have not, and any underwriter, dealer, agent or remarketing firm has not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We, and any underwriter, dealer, agent or remarketing firm, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and any underwriter, dealer, agent or remarketing firm is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference,” is also available on the Investor Relations page of our website at http://www.lincolnfinancial.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•

Those portions of our Proxy Statement for our 2020 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020; and

•	Our Current Reports on Form 8-K filed with the SEC on March 24, 2020, May 12, 2020, May 15, 2020, June 15, 2020, August 18, 2020, and August 20, 2020; and

•	The description of our Common Stock contained in the Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to: Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, 484-583-1400.

LNC

Business

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth protection, accumulation, retirement income and group protection products and solutions through our four business segments: Annuities, Retirement Plan Services, Life Insurance and Group Protection. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial Group” is the marketing name for LNC and its subsidiary companies.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Senior and Subordinated Debt Securities

General

We may issue senior debt securities in one or more series under the indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated as of August 18, 2020, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the indenture to be entered into between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our debt securities should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors or any of our officers delegated the power of either our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•

currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•

if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•

if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•

any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•

whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•

the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants. See “Warrants.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity on the terms set forth in the applicable prospectus supplement.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

We will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety expressly assumes our obligations relating to the debt securities;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

From time to time, we and the trustee may, without the consent of the holders of any series of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies; and

•	conform any provision thereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law.

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•

reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•

we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets,” “—Limitation on Liens on Stock of Restricted Subsidiaries,” “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we will agree, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company;

•	any debt of our company to any of our subsidiaries;

•	debt to any employee of our company or any of our subsidiaries;

•	any liability for taxes;

•

debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as junior subordinated indenture trustee. The junior subordinated indenture (including the form of the junior subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The junior subordinated indenture has been qualified under the Trust Indenture Act. See “Where You Can Find More Information” for information on how to obtain the junior subordinated indenture.

This summary of the junior subordinated indenture and the junior subordinated debt securities relates to terms and conditions applicable to the junior subordinated debt securities generally. We will summarize the particular terms of any series of junior subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the junior subordinated indenture and the junior subordinated debt securities set forth below and the summary of the material terms of a particular series of junior subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the junior subordinated indenture and the junior subordinated debt securities for complete information regarding the terms and provisions of the junior subordinated indenture (including defined terms) and the junior subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “—Subordination.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the junior subordinated debt securities will be effectively junior subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our junior subordinated debt securities should look only to our assets for payment thereunder.

Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the junior subordinated indenture or any other indenture that we may have entered into or may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

We will issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors (as defined in the junior subordinated indenture) or a committee thereof.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title of the junior subordinated debt securities;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•

the rate or rates, if any, at which the junior subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debt securities will be payable and where the junior subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debt securities and the junior subordinated indenture may be made;

•	the periods, terms and conditions upon which junior subordinated debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the junior subordinated debt securities and the terms and conditions upon which the junior subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•

if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the junior subordinated debt securities shall be payable, or in which the junior subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture with respect to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior subordinated indenture with respect to a series of junior subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities and the manner in which these amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debt securities of the series and the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•

whether the junior subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depository for the global securities, which depository will be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any right of us or a holder to convert or exchange the junior subordinated debt securities into our other securities or property;

•	the form of trust agreement and guarantee agreement, if applicable;

•

the relative degree, if any, to which junior subordinated debt securities of the series shall be senior or subordinated to other series of our junior subordinated debt securities in right of payment, whether other series of junior subordinated debt securities are outstanding or not; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities as previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

We may sell junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. Junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, or premium or interest, if any, on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the junior subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of any principal, premium or interest payable with respect to any series of junior subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $25 and any integral multiple of $25.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.

You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as the initial security registrar as specified in the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will appoint the depository holding the global junior subordinated debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global junior subordinated debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global junior subordinated debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depository for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depository or its nominee is the registered owner of a global junior subordinated debt security, the depository or its nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the registered owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global junior subordinated debt securities to the depository that is the registered holder of the global junior subordinated debt security or its nominee. The depository for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global junior subordinated debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and any premium and interest on junior subordinated debt securities at the office of the junior subordinated indenture trustee in the City of New York, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on junior subordinated debt securities to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of junior subordinated debt securities.

Any moneys that we deposit with the junior subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the junior subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of junior subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	junior subordinated debt securities will not be subject to any sinking fund;

•

we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time on the terms set forth in the applicable prospectus supplement. We may redeem junior subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•	the redemption price for any junior subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•

if a special event as described below has occurred and is continuing with respect to a series of junior subordinated debt securities, we may, at our option, redeem that series of junior subordinated debt securities in whole, but not in part, after the occurrence of the special event, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when we receive an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•

the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•

interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount other taxes, duties or other governmental changes.

An “investment company event” occurs when, in respect of a trust, we receive an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is, or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which becomes effective on or after the date of original issuance of the preferred securities of the trust.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those junior subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of junior subordinated debt securities issued to a trust, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the junior subordinated debt securities;

if at such time:

•

any event has occurred of which we have actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute a junior subordinated debt security event of default with respect to the junior subordinated debt securities of that series, which default we have not taken reasonable steps to cure;

•	we are in default with respect to payment of any obligations under our guarantee relating to the related trust preferred securities; or

•

we have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of that series and have not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Junior Subordinated Indenture

From time to time, we and the junior subordinated indenture trustee may, without the consent of the holders of any series of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•

curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities (as described under “—Corresponding Junior Subordinated Debt Securities” below), the holders of the related trust preferred securities so long as they remain outstanding; and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

We and the junior subordinated indenture trustee may generally modify the junior subordinated indenture in a manner affecting the rights of the holders of one or more series of the junior subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity or reduce the principal amount of any series of junior subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the junior subordinated indenture; or

•	reduce the percentage of principal amount of junior subordinated debt securities of any series, the holders of which are required to consent to a modification of the junior subordinated indenture.

In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•	no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any junior subordinated debt security event of default or compliance with any covenant under the junior subordinated indenture may be effective;

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding junior subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the junior subordinated indenture trustee may execute a supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities without the consent of any holder of junior subordinated debt securities.

Junior Subordinated Debt Security Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to a series of junior subordinated debt securities that has occurred and is continuing constitutes an event of default with respect to that series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice has been provided to us by the junior subordinated indenture trustee or to us and the junior subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

The holders of a majority in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee. The junior subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities may declare the principal due and payable immediately upon a junior subordinated debt security event of default. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the junior subordinated indenture trustee or the holders of the corresponding junior subordinated debt securities fail to declare the principal due and payable immediately upon a junior subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right. The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may annul the declaration and its consequences if the default (other than the non- payment of the principal of the series of junior subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the junior subordinated indenture trustee has been deposited with the junior subordinated indenture trustee. In the case of junior subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding junior subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.

The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may, on behalf of the holders of all the affected junior subordinated debt securities of that series, waive any past default, except:

•

a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior subordinated indenture trustee; or

•

a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the junior subordinated indenture without the consent of the holder of each outstanding junior subordinated debt security.

We must file annually with the junior subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

If a junior subordinated debt security event of default has occurred and is continuing as to a series of junior subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debt securities, and any other amounts payable under the junior subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a junior subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the junior subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). We may not amend the junior subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We will have the right under the junior subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the corresponding junior subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement. See “Description of Securities We May Sell—Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or entity or convey or transfer our assets substantially as an entirety to any person or entity, unless:

•	the successor person or entity expressly assumes our obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to the transaction, no event of default exists, and no event which, after notice or lapse of time, or both, would become an event of default;

•

in the case of junior subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debt securities not previously delivered to the junior subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the junior subordinated indenture trustee funds, in trust, in the currency or currencies in which those junior subordinated debt securities are payable;

•

the deposited amount is sufficient to pay and discharge the entire amount of principal, premium and interest on those junior subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be;

•	we have paid or caused to be paid all other sums payable pursuant to the junior subordinated indenture; and

•	certain other conditions prescribed in the junior subordinated debenture are met;

then with certain exceptions the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, as applicable, the principal of and any premium and interest on, all outstanding debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the junior subordinated indenture);

•	no event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the indentures are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities. We will describe the specific terms on which junior subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of senior debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the senior debt before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, before the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the corresponding junior subordinated debt securities.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding senior debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities will be entitled to receive or retain any payment with respect to the junior subordinated debt securities.

No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debt securities may be made if there has occurred and is continuing:

•	a default in any payment with respect to senior debt; or

•	an event of default with respect to any senior debt resulting in the acceleration of its maturity; or

•	if any judicial proceeding is pending with respect to any default.

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•

every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•

every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of, and premium and interest, if any, on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any of our debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code;

•	any of our debt to any of our subsidiaries;

•	any of our debt to any of our employees;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Junior Subordinated Indenture Trustee

The junior subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the junior subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities, unless offered by the holder security or indemnity satisfactory to such trustee against the costs, expenses and liabilities which the junior subordinated trustee might incur in connection with its exercise of those powers. The junior subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the junior subordinated indenture trustee may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Corresponding Junior Subordinated Debt Securities

We may issue corresponding junior subordinated debt securities in one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. We will issue each series of corresponding junior subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust. Each series of corresponding junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities. Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have certain rights in connection with modifications to the junior subordinated indenture and upon occurrence of junior subordinated debt security events of default as described under “—Modification of Junior Subordinated Indenture” and “—Junior Subordinated Debt Security Events of Default.”

If a Special Event (which we define in “Description of Securities We May Sell—Trust Preferred Securities—Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding junior subordinated debt securities, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding junior subordinated debt securities plus accrued and unpaid interest to the redemption date. As long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the related series of trust preferred securities.

We will covenant in the junior subordinated indenture as to each series of corresponding junior subordinated debt securities, that if and so long as:

•	the trust of the related series of trust securities is the holder of all the corresponding junior subordinated debt securities;

•	a tax event (which we define in “Description of Securities We May Sell—Junior Subordinated Debt Securities—Redemption” above) in respect of such trust has occurred and is continuing; and

•

we have not redeemed a series of the corresponding junior subordinated debt securities following occurrence of a Special Event or terminated the trust pursuant to certain provisions of the related trust agreement;

we will pay to the trust the additional sums with respect to the trust securities. The junior subordinated indenture defines “additional sums” as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debt securities that:

•

we or any of our permitted successors under the junior subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding junior subordinated debt securities;

•	we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•

we will use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. As of September 14, 2020, 193,252,493 shares of our common stock were issued and outstanding

As described under “Description of Securities We May Sell—Depository Shares,” we may, at our option, elect to offer depository shares evidenced by depository receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depository.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our restated articles of incorporation and our amended and restated bylaws, and the Indiana Business Corporation Law, which we refer to as the IBCL (described below), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated articles of incorporation and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Transfer Agent and Registrar. Our common stock is traded on the New York Stock Exchange under the symbol “LNC.” The registrar and transfer agent is EQ Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Provisions—Certain State Law Provisions,” each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights. Holders of our common stock do not have any preemptive or similar equity rights.

Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to ten million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding. We currently have no preferred stock outstanding.

Voting Rights. Unless otherwise provided in accordance with our amended and restated bylaws, each holder preferred stock would be entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders.

Anti-Takeover Considerations

Certain Provisions of LNC’s Amended and Restated Bylaws.

Article I of our amended and restated bylaws provides that special meetings of shareholders may only be called by (i) the board of directors, (ii) the chairman of the board of directors or (iii) the secretary of the corporation at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, continuously for at least one year as of the record date fixed in accordance with our amended and restated bylaws to determine who may deliver a written request to call such special meeting, capital stock representing ten percent (10%) of the voting stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders. Article I of the amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors. Article I also gives the board of directors the authority to enter into any arrangement to direct the voting of any other person’s shares in connection with a change of control of LNC.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	1,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner, and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to the series of security offered.

General

We may, at our option, elect to have debt securities, shares of common stock or shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock, the number of debt securities or shares of common stock (which we refer to collectively as “securities”) underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “depositary”). We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of securities described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the whole number of securities underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number to be withdrawn, the depositary will deliver to the holder the number of whole securities to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The depositary will distribute all applicable cash dividends or other cash distributions on the securities to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the securities, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any securities underlying the depositary shares in the applicable prospectus supplement. If any securities underlying the depositary shares are subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If securities underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the securities held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of securities underlying that depositary share. Whenever we redeem securities from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the securities that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any securities underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the securities) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of securities underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of securities underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the securities to the extent it does not receive specific written instructions from holders of depositary receipts representing the securities.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the securities,

•	the depositary receives notice of any meeting at which holders of securities are entitled to vote or of which holders of securities are entitled to notice, or

•	the depositary receives notice of the mandatory conversion of or any election on our part to call any securities for redemption,

the depositary shall in each case fix a record date (which shall be the same as the record date for the securities) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Depositary”), or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the depositary will continue to:

•	collect dividends or any other distributions on the securities, and

•

without any liability for any interest, deliver the securities, together with those dividends or distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the depositary may sell the securities then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts that have not been surrendered.

Charges of Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing securities, we will pay all charges of the depositary including charges in connection with:

•	the initial deposit of the securities;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which securities are entitled to vote;

•	withdrawals of the securities by the holders of depositary receipts; and

•	redemption or conversion of the securities.

Miscellaneous

The depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the depositary as the holder of securities.

Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties in good faith without negligence or bad faith. Neither we nor the depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or securities unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the depositary and the depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor depositary has not been appointed or accepted such appointment within 45 days after the depositary has delivered to us a notice of election to resign, the depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, property, assets or other securities described in this prospectus, including other warrants (which we refer to collectively as the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, other securities, property or assets at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities,

•	shares of preferred stock,

•	depositary shares, or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC and Wachtell, Lipton, Rosen & Katz, special counsel to LNC and/or by counsel named in the applicable prospectus supplement, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Wilmer owns, or has the right to acquire, a number of shares of our common stock that represents less than 1% of the total outstanding shares of common stock of LNC.

EXPERTS

The consolidated financial statements of Lincoln National Corporation (“LNC”) appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.